                    [LETTERHEAD OF SIMBA INFORMATION INC.]

                                                                    EXHIBIT 23.4

April 14, 1999

Jack Hidary
EarthWeb Inc.

The Undersigned hereby consents to the references to the undersigned included in the Registration Statement on Form S-1 of EarthWeb Inc. and any amendment thereto.


                                        Simba Information Inc.

                                        /s/ Harry L. Baisden
                                        ----------------------
                                        By: Harry L. Baisden
                                        Title: Editorial Director